EXHIBIT 5.1

Mont E. Tanner, Esq.

Mont E. Tanner

Attorney at Law

2950 East Flamingo Road, Suite G, Las Vegas, NV 89121

Telephone: (702) 369-9614

Facsimile: (702) 369-5731

MTANNERLAW@AOL.COM

June 22, 2026

Mira Palic

Arterior Solutions Corp

info@arterior-solutions.com

Re:	ARTERIOR SOLUTIONS CORP. FORM S-1 OPINION LETTER

Gentlemen:

Our Office has been retained by ARTERIOR SOLUTIONS CORP., a Wyoming Corporation (the “Company”), in connection with the Registration Statement on Form S-1, including the prospectus constituting a part thereof (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering of an aggregate of 9,000,000 shares of common stock of the Company (the “Common Stock”) for sale at a share price of $0.02 by the Company as named in the Registration Statement (the “Selling Company”).

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following (collectively, the “Documents”):

1.	The Registration Statement;
2.	The Company’s Articles of Incorporation;
3.	The Company’s Bylaws;
4.

Resolutions adopted by the Company’s Board of Directors approving, among other things, (i) the issuance of the Registered Shares and (ii) the filing of the Registration Statement, together with the exhibits thereto; and,

5.

Such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

June 22, 2026

In rendering the opinions set forth below, we have assumed: (i) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents; (ii) each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so; and, (iii) each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each party set forth therein are legal, valid and binding obligations of such party and are enforceable against such party in accordance with all stated terms.

As to matters of fact, we have relied upon the Documents and, solely to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the 9,000,000 shares of Common Stock registered for sale will when sold be validly issued, fully paid and non-assessable.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Law Offices of Mont E. Tanner

/s/ Mont E. Tanner
Mont E. Tanner, Esq.